Exhibit 4(s)


                                    Between



                             APPLE COMPUTER LIMITED
                                ("the LandLord")



                                      And



                             ASE SINGAPORE PTE LTD
                                 ("the Tenant")





                              SUB-LEASE AGREEMENT





DC/222710                                                      KS6(AW)-666SLA.DC
                                                                      5 May 2004




                               DREW & NAPIER LLC
                             ADVOCATES & SOLICITORS
                            20 RAFFLES PLACE #17-00
                                  OCEAN TOWERS
                                SINGAPORE 048620
thousand and four (2004) Between:

(1) APPLE COMPUTER LIMITED, (Reg No, F04036H) having its office at 7 Ang Mo Kio Street 64 Singapore 569086 (hereinafter called "the Landlord") of the one part; and

(2) ASE SINGAPORE PTE LTD, (Company Registration No. 199800834K) a company incorporated in the Republic of Singapore and having its registered office at 7 Temasek Boulevard #21-02 Suntec Tower 1 Singapore 038987 (hereinafter called "the Tenant") of the other part.

WHEREAS:-

(1) The Landlord is the legal and beneficial lessee of all that property known as 7 Ang Mo Kio Street 64 Singapore 569086 (hereinafter called the "Premises"), more particularly described in the Lease Agreement dated 30 May 2003 made between the Housing and Development Board (hereinafter called "the HDB") of the one part and the Landlord of the other part (hereinafter called the "Main Lease").

(2) The Landlord has agreed to sub-let to the Tenant a part of the Premises , more particutarly described in the First Schedule hereto and for the purpose of identification is more particularly hatched in the plan annexed hereto (hereinafter called "the Demised Premises") together with the fixtures and fittings (hereinafter called the "Landlord's Fixtures and Fittings") as set out at Fourth Schedule of this Agreement.

NOW THIS AGREEMENT WITNESSETH as follows:-

1.   DEMISE

(A) Subject to compliance with the terms set out in the Second Schedule prior to the Commencement Date (hereinafter defined) and in consideration of the rent covenants conditions hereinafter reserved and contained and on the part of the Tenant to be paid observed and performed, the Landlord hereby demises unto the Tenant all the Demised Premises with full and free right of access at all times over the Demised Premises for the reasonable purposes of carrying on the Tenant's trade or business.

     TO HOLD the same unto the Tenant from the 1st day of June 2004 (hereinafter called the "Commencement Date") to 30 May 2007 (hereinafter called "the Term") paying without any demand, deduction or set off during the Term, the monthly rent (hereinafter called the "Rent") of


                                       4(s)-2
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     Singapore Dollars Eighty Thousand (S$80,000.00), unless hereinafter excepted.

     The Rent is to be paid on the 1st day of every month without any demand, deduction or set-off and in advance. The Landlord hereby grants to the Tenant a rent-free period from 1 June 2004 to 30 September 2004 (the "Rent-free Period") and the Tenant shall observe and perform all the covenants, conditions or stipulations contained herein during the Rent-free Period.

     The Rent for the month of October 2004 shall be paid within one (1) week of the execution of this Agreement (which shall be within one (1) week of the Tenant's receipt of the same and in any case before 1 June 2004). If if HDB should withdraw its consent to the sub-letting, the Agreement herein shall terminate and the Rent and any other amounts to be paid by the Tenant to the Landlord shall be apportioned on a pro-rata basis up to the date of such termination or early determination of the Agreement.

     The Tenant shall also pay for other expenses and charges (more particularly described in Third Schedule) (the "Third Schedule Charges") every month from the Commencement Date till the expiration of the Term and the Third Schedule Charges are to be paid on the 1st day of every month without any demand, deduction or set-off and in advance.

(B) The Agreement herein shall be subject to the HDB's written consent thereto to be obtained by the Landlord using its best endeavours. If the Landlord fails to obtain such HDB consent or if HDB consent is refused, this Agreement shall be null and void in which event the Landlord shall forthwith refund to the Tenant the Security Deposit and the Utility Deposit paid by the Tenant hereunder without interest and neither party shall thereafter have any claim against the other for damages, compensation or otherwise. The Landlord shall bear all costs and expenses in connection with the obtaining of HDB's written consent.

2.   DEPOSIT

On the signing of this Agreement, the Tenant shall deposit with the Landlord a sum of Singapore Dollars Two hundred and forty thousand (S$240,000.00) being the equivalent of three (3) months' Rent (the "Security Deposit") and the Utility Deposit (hereinafter defined) as and by way of a deposit or security for the due performance and observance by the Tenant of all and singular the several covenants conditions and stipulations on the part of the Tenant herein contained which deposit shall not be deemed to be or treated as payment of rent and if the Tenant shall fail to perform and observe the said covenants conditions and stipulations a proportion of the Security Deposit and Utility Deposit as may be


                                       4(s)-3
necessary to remedy the breach of the said covenants conditions and stipulations shall be deducted therefrom and if the Landlord exercises its right of re-entry under this Agreement, the Security Deposit and Utility Deposit shall be entirely forfeited by the Landlord without prejudice to any right of action or other remedies of the Landlord for the recovery of any rent or monies due to the Landlord by the Tenant or in respect of any antecedent breach by the Tenant. The Security Deposit and the Utility Deposit shall be refunded free of interest to the Tenant within fourteen (14) days of the expiration or sooner determination of the Term hereby created less such sum as may be due to the Landlord provided that the Tenant has then paid all sums owing and performed all other obligations under this Agreement to the satisfaction of the Landlord.

3.   THE TENANT HEREBY COVENANTS WITH THE LANDLORD AS FOLLOWS:-

(1)  Tenants' Covenant To Pay Rent

     To pay the Rent at the times and in the manner aforesaid clear of all deductions and set-off.

(2)  To pay For Facilities on the Demised Premises

To pay regularly and punctually during the Term all water and electricity charged by the Public Utilities Board, telecommunication charges or charges by other appropriate authority and any Government tax or surcharge thereon (the "Utility Charges"). Further, the Tenant shall maintain a deposit with the Landlord during the entirety of the Term at the amount of the preceding month's Utility Charges (the "Utility Deposit"). For the avoidance of doubt, the aforesaid charges shall include the charges for production floor lightings, the Compressed Air System and the vacuum system at the ring main piping system.

(3)  To select maintenance vendor from Landlord's approved list

     The Tenant must select a maintenance vendor from the Landlord's approved list and service, maintain and repair the Compressed Air System, the vacuum system, dock levellers and the toilets at its own expense. The Tenant will provide the Landlord with a copy of the maintenance contracts on request.

     The Landlord will install a separate meter for the Compressed Air System and the vacuum system and the Tenant will pay and discharge all services and consumption charges imposed, implied or other services consumed by the Tenant.


                                       4(s)-4

     The Tenant shall also obtain the Landlord's approval for all electrical distribution works

(4)  To Maintain Interior

     To keep the interior of the Demised Premises including the flooring and interior plaster or other surface material or rendering on walls ceilings and the Landlord's fixtures therein including doors windows wires Installations and fittings in good and tenantable repair and condition.

(5)  To Maintain Sanitary And Other Fittings

     To maintain in good order and condition all sanitary water and electrical fittings installed by or belonging to the Landlord in the Demised Premises and in case of any damage to or loss of any part thereof caused by the Tenant, his servants, agents or invitees at the Tenant's own expense to repair or replace to same to the satisfaction of the Landlord.

(6)  To Permit Entry To View Condition

     To permit the Landlord and his duly authorised agent with or without workmen and others and with or without appliances at all reasonable times to enter upon the Demised Premises and to view the condition thereof and to require the Tenant to repair amend and make good in a proper and workmanlike manner any defects for which the Tenant is liable and of which written notice shall have been given to the Tenant and if the Tenant shall not within one (1) month after the receipt of such notice proceed diligently with the execution of such repairs or works then the Landlord may enter upon the Demised Premises and execute such repairs or works and the reasonable costs thereof shall be a debt due from the Tenant to the Landlord and recoverable forthwith by action.

(7)  User

     To use the Demised Premises for the purpose of semiconductor testing services Including final (electrical) text and wafer probe and related activities and any other legal use and not to use the Demised Premises or suffer or permit the same to be used for any other purpose whatsoever except with the previous consent of the Landlord, HDB and any other relevant authorities. The Tenant shall be responsible for obtaining the proper consent, registration and licenses as may by law be required for carrying on of any trade, business or profession in the Demised Premises and shall indemnify the Landlord against any claim, toss, liability or penalty arising from any failure to comply with the provisions of this clause.


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


(8)  Consents And Permits

     The Tenant shall use the Demised Premises for the purposes stated in clause
     (7) unless the Landlord consents in writing to a change of use and the Tenant has applied for and obtained all the necessary permits approvals and licences from the competent authority if and when required by any written law, rules or regulations and all fees and other charges incidental to such an application shall have been paid by the Tenant.

(9)  Alterations And Additions

     Not to make or permit to be made any alterations in or additions to the Demised Premises or any part thereof or the Landlord's Fixtures and Fittings Landlord's Fixtures and Fittings therein without the prior written consent of the Landlord and all other approvals clearance permits licences and any other consents required pursuant to the provisions of any statute rule order regulation or bye-law applicable thereto having been obtained and the Tenant shall comply with the conditions of the Landlord and the relevant authorities.

(10) To Remove Unauthorised Erections Or Alterations

     At its own expense to remove any such erection or alteration made without previous consent in writing of the Landlord or consent having been withdrawn or lapsed or in respect of which the permission approval licence clearance or consent of the relevant authority has been withdrawn or has lapsed and at its own expense to comply with every order of such authority requiring removal or demolition or other work in connection with such erections or alterations, and in all such cases at its own expense to make good all damage caused by such removal demolition or other work and restore all parts of the Demised Premises affected thereby to its original condition.

(11) Not to Contravene Written Law

     Not to do or omit to do or suffer to be done or omitted any act matter or thing in on or respecting the Demised Premises required to be done or omitted (as the case may be) by the Planning Act or any other written taw and not to do anything which shall contravene provisions of statute generally and at all times hereafter to indemnify and keep indemnified the Landlord against all actions proceedings costs expenses claims and demands in respect of any such act matter or thing which has been done contravening such provisions.

(12) Not To Interfere With Electrical Cables

     Not to add to or in any way interfere with (otherwise than for the purposes of complying with its obligations hereunder for the repair of the same) the electric cables, switches, junctions or points or the pipes taps or other apparatus installed in connection with the supply or use of electricity, hot or cold water, gas or telephone installation without the Landlord's consent.

(13) Not To Render Insurance Policies Void Or Voidable


                                       4(s)-6

     Not to do or permit or suffer to be done anything whereby the policy or policies of insurance on the Demised Premises against loss or damage by fire for the time being subsisting may become void or voidable or whereby the rate of premium applicable thereto may be increased and to repay to the Landlord sums paid by the Landlord by way of increased premiums and all expenses reasonably incurred by the Landlord in or about the renewal of such policy or policies rendered necessary by any breach or non-observance of this covenant.

(14) Not To Expose Landlord To Penalty

     Not to expose the Landlord to any penalty, fine or forfeiture whatsoever by committing a breach of any law, rule or regulation regulating any business carried on upon the Demised Premises or any part thereof or of any Act rule or regulation including but not limited to such rules as may from time to time be imposed by the HDB affecting the Demised Premises or any part thereof and to indemnify the Landlord against same.

(15) Not To Assign Or Sublet

     Not to assign sublease or part with the possession of the Demised Premises or any part thereof without the prior written consent of the Landlord.

(16) Advertisement

     Not to affix or otherwise exhibit nor permit to be so affixed or exhibited on the exterior of the Demised Premises or any part thereof under whatsoever circumstances any name plate, signboard, placard, poster, banner or advertising material or publication of whatever nature without the prior approval of the Landlord.

(17) To Give Notice Of Accident And Damage

     To forthwith give notice to the Landlord of any damage that may occur to the Demised Premises and of any accident to or defects in the water pipes electrical wiring or fittings fixtures and the Tenant shall immediately repair the defect or damage at the Tenant's expense.


                                       4(s)-7

(18) To Comply With All Terms And Conditions

     At all times during the Term hereby created to comply with all the terms conditions covenants and provisions stipulated in this Agreement and such requirements as may be imposed upon the Tenant by the HDB or by any statute now or hereafter in force.

(19) Tenantable Repair and to Yield Up in Tenantable Repair and Condition

     To keep and maintain the Demised Premises including all doors, windows, glass shutters, locks, fastenings, compressed air system, ring main piping system, dock levellers, toilets and other fixtures, fittings and additions in good and substantial repair during the Term to the satisfaction of the Landlord and at the expiration of the Term hereby created to yield up the Demised Premises with the Landlord's Fixtures and Fittings restored to its original state and condition.

     The Tenant shall remove all additions and improvements to the Demised Premises and all fixtures and fittings which during the Term has been fixed or fastened to or upon the Demised Premises by the Tenant and shall remove from the Demised Premises all notices, notice boards and sign boards bearing the name of the Tenant.

     The Tenant shall maintain the toilets in clean and hygienic condition throughout the Term.

(20) Compliance With Terms And Conditions Imposed By The HDB

     To comply with and to abide by all rules and regulations which may from time to time be imposed by the HDB and/or any other competent authorities.

(21) To insure

     The Tenant shall insure the Demised Premises and provide public liability insurance or such other insurance as the Landlord may in its sole and absolute discretion require, for such sum or sums as may be specified by the Landlord and promptly pay all premiums costs and disbursements in connection thereto and to produce such policies to the Landlord on demand as well as receipts evidencing payments in respect thereof. All policies of insurance required to be effected by the Tenant shall be taken out with an insurance company approved by the Landlord and copies of such policies of insurance shall be produced and lodged with the Landlord by the Tenant without demand.


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


(22) To ensure compliance with the Employment of Foreign Workers Act (Cap 91A)

     To strictly ensure that all workers employed by the Tenant, its employees, agents, independent contractors, occupiers and others under its control, in respect of the approved works have valid work permits and that all consents, approvals and permissions pursuant to the Employment of Foreign Workers Act (Cap 91A) have been complied with.

 (23) To bear costs of modification works

     The Tenant agrees to lease the Demised Premises together with the Landlord's Fixtures and Fittings in it original state and condition and the costs of modification and improvement works carried out shall be borne by the Tenant.

4.   THE LANDLORD HEREBY COVENANTS WITH THE TENANT AS FOLLOWS:-

     Quiet Enjoyment

     The Landlord hereby covenants with the Tenant that the Tenant duly paying the rents hereby reserved and observing and performing all the covenants and stipulations herein contained and on the part of the Tenant to be observed and performed shall peaceably hold and enjoy the Demised Premises during the Term hereby created without any disturbance by the Landlord or any person lawfully claiming under or in trust for the Landlord and shall enjoy the full and free right of access at all times over the Premises.

5.   FURTHER TERMS

     It is hereby mutually agreed between the parties as follows:-

(1)  Proviso For Re-entry

     Upon fourteen (14) days prior written notice, the Landlord may determine the Term hereby created and re-enter upon the Demised Premises if any portion of the Rent or other charges mentioned hereinbefore made payable by the Tenant shall be in arrears or in the event of a receiving order being made against the Tenant or if the Tenant shall make any assignment for the benefit of creditors or if the Tenant shall go into liquidation (except for the purpose of voluntarily amalgamation or reorganisation) or the Tenant breaches any term of the Agreement and such breach shall remain unremedied for fourteen (14) days from receipt of the Landlord's written


                                       4(s)-9
     notice to remedy and it shall be lawful for the Landlord at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely cease and determine provided always that the Landlord shall not be responsible for any loss or damage to any goods within the Demised Premises from whatsoever cause, but nothing herein contained shall in any way prejudice affect or impair the landlord's right to claim demand and take such action against the Tenant for any monies due and owing to the Landlord under this Agreement.

(2)  No Liability Of Landlord For Damage Due To Any Cause

     The Landlord is not responsible (in contract, tort or otherwise) to the Tenant or to its employees, independent contractors, agents or permitted occupier nor to any other persons for any death, injury, loss (including consequential loss) or damage sustained at or originating from the Demised Premises or the Premises directly or indirectly caused by, resulting from or in connection with:

     (a) any act, omission, breach of contract or negligence of the Landlord or its employees, agents or independent contractors; or

     (b) any wilful misconduct of the Landlord's employees, agents or independent contactors; or

     (c) any terrorist act (as defined in regulation 4(1) of the United Nations (Anti-Terrorism Measures) made under the United Nations Act (Chapter
          339) regardless of any other cause or event contributing concurrently or in any other sequence to the loss (including, but not limited to, any action taken in controlling, preventing, suppressing or in any way relating to any terrorist act).

     In the event that Liability may not be excluded under the foregoing paragraph pursuant to applicable laws, then the total cumulative liability of the Landlord to the Tenant under or in connection with this Agreement (in contract, tort or otherwise) shall not exceed a sum equivalent to three
     (3) month's Rent.

(3)  No Waiver

     Should either party condone, excuse or overlook any default, breach or non-observance or non-performance by the other party at any time or times of any of the obligations herein contained, the aforesaid shall not operate as a waiver of the non-defaulting party's right hereunder in respect of any continuing or subsequent default breach of non-observance or non-


                                       4(s)-10
     performance or so as to defeat or affect in any way the rights of the non-defaulting party in respect of the foregoing. No waiver by either party shall be inferred from or implied by anything done or admitted by the non-defaulting party unless there is evidence in writing signed by the said party. Any consent given by the Landlord on any occasion shall not operate as a waiver or be construed as a precedent for future cases.

(4)  Notice

     Any written notice required to be served hereunder shall be deemed to have been sufficiently served on the Tenant if addressed to the Tenant at the Demised Premises and shall be deemed to have been sufficiently served on the Landlord if delivered to the Landlord's registered address.

(5)  Indemnity

     The Tenant shall indemnify and keep indemnified the Landlord from and against:-

     (i) all claims demands writs and summons actions suits proceedings judgments orders decrees damages costs losses and expenses of any nature whatsoever which the Landlord may suffer or incur in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Demised Premises or the use of the Demised Premises or any part thereof by the Tenant or by any of the Tenants' employees, agents, independent contractors, licencees, clients, customers or visitors.

     (ii) all loss or damage to the Demised Premises, and to all property therein caused by the Tenant or the Tenants' employees, agents, independent contractors, licencees, clients, customers or visitors and in particular but without limiting the generality of the foregoing caused by the use or misuse waste or abuse of water or electricity or faulty fittings or fixtures of the Tenant.

(6)  Incorporation Of Main Lease Terms

     (i) This Agreement is subject to the terms of the Main Lease. Except as may be inconsistent with the terms hereof, all the terms, covenants and conditions contained in the Main Lease shall be incorporated by reference herein and shall be applicable to this Agreement with the same force and effect as if the Landlord was the lessor under the Main Lease and the Tenant was the lessee thereunder, and in case of any breach hereof by the Tenant, the Landlord shall have all the rights against the Tenant as would be


                                       4(s)-11
          available to the lessor against the lessee under the Main Lease as if such breach were by the lessee thereunder. In the event of any inconsistency between this Agreement and the Main Lease, the provisions of this Agreement shall prevail unless the inconsistency results in a breach of the Main Lease. The terms of the Main Lease are available to the Tenant for inspection on request and by signing this Agreement the Tenant is deemed to have agreed to the terms in the Main Lease.

     (ii) In particular-

          (a) the Tenant shall not assign, sub-let, grant a licence or part with or share the possession or occupation of the Demised Premises or any part thereof or permit any other party or person by way of a licence or otherwise to occupy the Demised Premises or any part thereof at any time during the Term without the Landlord's prior written consent.

          (b) the Tenant shall permit HDB and/or the Landlord or their respective servants or agents with or without workmen, tools and equipment during the sub-letting term at all reasonable times to enter upon the Demised Premises and every part thereof to examine the state and condition of the same and of defects decays and wants of reparation and of all breaches of covenant there found.

          (c) the Tenant shall not cause or do or suffer to be done any act or thing which may as between the Landlord and HDB constitute or cause a breach by the Landlord of any of the terms, covenants, conditions or stipulations on the part of the Landlord to be observed or performed by virtue of Main Lease but shall do or permit to be done any act or thing to comply with or to prevent a breach of any of such terms, covenants, conditions or stipulations with no liability on the part of HDB for any inconvenience, loss, damage, costs, expenses or compensation whatsoever in the event that HDB its servants or authorised agents with or without workmen, toots and equipment should enter upon the Landlord's Premises or the Demised Premises to do any act or thing which HDB is entitled to do by virtue of the Main Lease or of any laws, by-laws, rules or regulations.

          (d) the Landlord shall for the purposes of sub-clause (c) aforesaid acquaint the Tenant with the terms, covenants,


                                       4(s)-12
               conditions and stipulations of the Main Lease and any variations or amendments thereto.

(7)  Renewal Of Agreement And The Tenant's Options

     (i) Upon the expiry of the Term the Landlord will, if requested by the Tenant grant to the Tenant a further tenancy of the Demised Premises for a period of three (3) years from the expiration of the Term (the "Further Term") on the same terms and conditions contained in this Agreement save for the following terms:

          (a) the monthly rent being at the prevailing market rent as determined by the Landlord at his absolute discretion provided that the revised monthly rent does not exceed or decrease beyond ten per cent (10%) of the Rent; and

          (b) if at any time during the Further Term the Landlord acting in good faith shall desire to sell all or part of the Demised Premises, the Landlord hereby agrees with the Tenant that the Landlord will before selling the same give written notice of such intention to sell (the `Landlord's Notice") to the Tenant and notify the Tenant of the sale price and if the Tenant is desirous of purchasing the Demised Premises or such part of the Demised Premises, it shall notify the Landlord in writing within four (4) weeks (time being of the essence) from the date of the receipt of the Landlord's Notice (the "Expiry Date") of its acceptance of the said sale price or such other price as may be mutually agreed between the Landlord and the Tenant. The Landlord shall be at liberty to sell all or part of the Demised Premises after the Expiry Date and determine the Term by giving the Tenant eight (8) weeks' notice. For the avoidance of doubt, the Landlord shall not be obliged to give the Tenant more than one (1) Landlord's Notice during the Further Term.

          And  Provided that:

          (a) there are no breaches or non-observance of any covenants of the Tenant herein contained up to the expiration of the Term; and

          (b) the Tenant gives the Landlord at least three (3) months' written notice of its intention to renew the tenancy.


                                       4(s)-13

     (ii) The parties acknowledge that the continuing renewal of this Agreement and certain of the options granted to the Tenant herein are subject to the consent of the HDB to the Main Lease and this Agreement. Such consent is to be obtained at the Landlord's cost and expense. The parties agree to use their good faith and reasonable efforts to obtain the HDB's consent as required for the respective parties to enjoy the benefits and burdens herein provided.

(8)  Illegality, Invalidity or Unenforceability

     The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect the legality, validity or enforceability of any other provision.

(9)  Legal Costs Goods and Services Tax and Expenses

     Each party will bear their own legal and agent expenses in relation to the Agreement. The Tenant will bear the stamp duty and Goods and Services Tax in respect of this Agreement.

(10) Car Park Lots

     The Tenant shall be allowed the use of thirty (30) car park lots as designated by the Landlord.

(11) Security and Other Measures

     The Tenant shall be responsible for its own internal security control and incorporate their own security badge control, ensuring that only authorised personnel are permitted on the Demised Premises. The Tenant will further adhere to HDB and/or the Landlord's Anti-Terrorism or SARS/ health measures or such other security or health measures as HDB or the Landlord may impose in their absolute discretion from time to time.

(12) Housekeeping

     The Tenant shall be responsible for their own internal housekeeping and shall keep the interior of the Demised Premises in good and tenantable repair and condition.

(13) Refuse Disposal

     The Tenant shall dispose of all refuse, debris and waste materials of whatever nature at the area designated by the Landlord.


                                       4(s)-14

(14) Interpretation

     (i) In the interpretation of this Agreement except to the extent that such interpretation shall be excluded by or be repugnant to the context when used herein:-

          "the Landlord" shall include its personal representatives successors and permitted assigns, provided, however, that any assigns shall take subject to the Tenant's rights as set forth in clause (7) above.

          "the Tenant" shall include its successors.

          "person" shall be deemed to include a corporation.

     (ii) Words importing the singular or plural numbers shall be deemed to include the plural or singular number respectively and words importing the masculine gender only shall include the feminine or neuter gender and vice versa as the case may require and where two or more persons are included in the term "the Tenant" all covenants agreement terms conditions and restrictions shall be binding on them jointly and each of them severally and shall also be binding on their personal representatives respectively jointly and severally.

    (iii) Headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of the sections or clauses of this Agreement or in any way affect the Agreement.


                      THE FIRST SCHEDULE ABOVE REFERRED TO

     ALL that portion of the property at 7 Ang Mo Kio Street 64 Singapore 569086 as shown edged in red on the plan annexed hereto and estimated to contain an area of 80,000 square feet more or less subject to final measurement by Apple Architect.


                                       4(s)-15

                     THE SECOND SCHEDULE ABOVE REFERRED TO

1. Approval is required from HDB and all relevant authorities for the Agreement of the Demised Premises to the Tenant. Such approval is to be obtained by the Landlord at the Landlord's costs.

2. Approval is required from HDB and all relevant authorities for the use of the Demised Premises by the Tenant. Such approval is to be obtained by the Landlord at the Landlord's costs.

3. No alteration, addition, improvement, erection, installation or interference to or in the Demised Premises or the fixtures and fittings therein is permitted without the prior written consent of the Landlord or HDB or the relevant authorities. No work shall be undertaken by any contractor not registered with the HDB.

4. The Tenant must at all times and at the Tenant's own cost, comply with and observe any height restrictions on buildings and structures at the Demised Premises which may be imposed by the HDB or the relevant authorities.

5. The Tenant must submit drawings/ layout with details of equipment loading/ weight endorsed by a registered structural engineer to the Landlord.

6. The Tenant must not use any forklifts that is not battery operated on the Production Floor.

7. The Tenant shall submit to the Landlord all fitting out plans which shall have been prepared at the Tenant's own costs and expense for the Landlord's written approval. No fitting-out work shall be carried out by the Tenant unless and until the Landlord and the competent authorities have granted their respective written consents to the Tenant's fitting-out plans as may be required by the Landlord and/or the competent authorities to be submitted.


                                       4(s)-16

                      THE THIRD SCHEDULE ABOVE REFERRED TO

1. Air conditioning charges; The Landlord will operate the central chilled-water air-conditioning system with air-handling units at a charge of S$0.7434 per 1000 square feet per hour.

2.   Service Charge: $6,500.00 per month

     The Landlord shall have the right to vary the Service Charge at the Landlord's absolute discretion for any increase in costs or expenses in connection with the provision of services.






                                       4(s)-17

                            THE FOURTH SCHEDULE ABOVE REFERRED TO

-----------------------------------------------------------------------------------------
                                  RENTAL SPACE LIST OF ITEMS
-----------------------------------------------------------------------------------------
Item                 Description                 Quantity                Location
-----------------------------------------------------------------------------------------
1      Busch vacuum pump RS 250 -138             12           ASRS rooftop
-----------------------------------------------------------------------------------------
2      Busch vacuum pump electrical panel        1            ASRS rooftop
-----------------------------------------------------------------------------------------
3      Air compressor Ingersoll Rand SSR ML75    3            Air compressor room
-----------------------------------------------------------------------------------------
4      Air compressor Hitachi OSP-37 U5AI        2            Air compressor room
-----------------------------------------------------------------------------------------
5      Ultrafilter dessicant dryer TMS 300       2            Air compressor room
-----------------------------------------------------------------------------------------
6      Air dryer TMS 190                         1            Air compressor room
-----------------------------------------------------------------------------------------
7      Mechanical ventilation for air            1 lot        Air compressor room
       compressor
-----------------------------------------------------------------------------------------
8      Air compressor piping works               1 lot        Air compressor room
-----------------------------------------------------------------------------------------
9      Air compressor electrical panel           1            Air compressor room
-----------------------------------------------------------------------------------------
10     Liebert aircooled aircon                  1            1st floor production lab
-----------------------------------------------------------------------------------------
11     Liebert electrical panel                  1            1st floor production lab
-----------------------------------------------------------------------------------------
12     Raised flooring                           1            1st floor production lab
-----------------------------------------------------------------------------------------
13     Daikin VRV aircon                         1            1st floor production
-----------------------------------------------------------------------------------------
14     Roller shutter (Bostwick)                 8            1st floor shipping
-----------------------------------------------------------------------------------------
15     Air curtains for shutters / doors         18           1st floor shipping
       (National)
-----------------------------------------------------------------------------------------
16     Docklevelers                              7            1st floor shipping
-----------------------------------------------------------------------------------------
17     Office workstations                       66           1st floor production
-----------------------------------------------------------------------------------------
18     Office partitions                         1 lot        1st floor production
-----------------------------------------------------------------------------------------
19     Pallet of equipment for export            2            1st floor receiving office
-----------------------------------------------------------------------------------------
20     Compactus shelving                        1 lot        1st floor production
-----------------------------------------------------------------------------------------
21     Carrier chilled water fan coil unit       3            1st floor production
-----------------------------------------------------------------------------------------
22     ASRS air cooled chiller                   2            ASRS rooftop
-----------------------------------------------------------------------------------------
23     ASRS chilled water pumps                  3            ASRS rooftop
-----------------------------------------------------------------------------------------
24     AHU (ASRS)                                4            ASRS rooftop
-----------------------------------------------------------------------------------------
25     Switchboard ASKS (for cranes,             1 lot        ASKS rooftop
       lightings, power points, chillers, AHU,
       external floodlights DBs)
-----------------------------------------------------------------------------------------
26     Production lightings                      1 lot        1st floor production
-----------------------------------------------------------------------------------------
27     ASRS lightings                            1 lot        ASRS
-----------------------------------------------------------------------------------------





                                       4(s)-18

IN WITNESS WHEREOF the Landlord and the Tenant have hereunto set their respective hands the day and year first above written.

SIGNED by                               )

for and on behalf of the Landlord       )

APPLE COMPUTER LIMITED                  )

in the presence of:-                    )





SIGNED by the Tenant                    )

ASE SINGAPORE PTE LTD                   )

in the presence of:-                    )

                                                     Lee Kwai Mun
                                                     General Manager
                                                     ASE Singapore Pte. Ltd.




                                       4(s)-19